UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   October 24, 2012

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code   (574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On October 24, 2012, Patrick Industries, Inc. (the “Company” or “Patrick”) entered into a credit agreement (the “2012 Credit Agreement”) with Wells Fargo Bank, National Association as the agent and lender (“Wells Fargo”), and Fifth-Third Bank (“Fifth-Third”) as participant (collectively, the “Lenders”), to establish a five-year $80 million revolving secured senior credit facility (the “2012 Credit Facility”).

The 2012 Credit Facility replaces the four-year $50.0 million asset-based revolving secured senior credit facility that was established on March 31, 2011 (the “2011 Credit Facility”) among the Company, the lenders party thereto and Wells Fargo Capital Finance, LLC, as the lender and agent, which was scheduled to mature on March 31, 2015.

The Company used initial borrowings under the 2012 Credit Facility (i) to repay in full at par the $31.7 million outstanding under the 2011 Credit Facility; (ii) to prepay the remaining combined principal outstanding of $6.16 million of its 10% and 13% secured senior subordinated notes due in 2016 with Tontine Capital Overseas Master Fund II, L.P., Northcreek Mezzanine Fund I, L.P. and an affiliate of Northcreek at a price of 104% of the principal amount prepaid plus accrued interest; and (iii) to prepay at par the $1.0 million remaining principal outstanding plus accrued interest of its secured subordinated note due in 2013 that was issued in connection with the acquisition of A.I.A. Countertops, LLC.  In addition, on October 26, 2012, the Company used borrowings of $20.3 million under the 2012 Credit Facility to fund the acquisition of Middlebury Hardwood Products, Inc. (“Middlebury Hardwoods”) as referenced under Item 2.01.

A copy of the 2012 Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The 2012 Credit Agreement is secured by a pledge of substantially all of the assets of the Company pursuant to a Security Agreement, dated October 24, 2012, between the Company and Wells Fargo, as agent (the “Security Agreement”).  A copy of the Security Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The 2012 Credit Agreement includes certain definitions, terms and reporting requirements and includes the following provisions:

•	The maturity date for the 2012 Credit Facility is October 24, 2017;

•	Borrowings under the revolving line of credit (the “Revolver”) are subject to a maximum borrowing limit of $80.0 million;

•	The Company has the option to increase the 2012 Credit Facility by an amount up to $20 million upon request to and subject to the approval of the Lenders;

•
The interest rates for borrowings under the Revolver are the Base Rate plus the Applicable Margin or the London Interbank Offer Rate (“LIBOR”) plus the Applicable Margin, with a fee payable by the Company on unused but committed portions of the Revolver;

•	The Revolver includes a sub-limit up to $5,000,000 for same day advances (“Swing Line”) which shall bear interest based upon the Base Rate plus the Applicable Margin;

•
Up to $20 million of the Revolver will be available as a sub facility for the issuance of standby letters of credit which are subject to certain expiration dates.  The Company’s existing standby letters of credit as of October 24, 2012 will remain outstanding under the terms of the 2012 Credit Agreement;

•
The financial covenants include requirements as to a consolidated total leverage ratio and a consolidated interest coverage ratio, and other covenants include limitations on permitted acquisitions, capital expenditures, indebtedness, restricted payments and fundamental changes;

•	Customary prepayment provisions which require the prepayment of outstanding amounts under the Revolver based on predefined conditions;

•	Customary representations, warranties and covenants; and

•	Customary events of default.

The foregoing descriptions of the 2012 Credit Agreement and the Security Agreement with Wells Fargo are qualified in their entirety by the actual agreements, which are attached to this Form 8-K as Exhibits 10.1 and 10.2 and incorporated by reference into this Report.

On October 25, 2012, the Company issued a press release announcing the establishment of the 2012 Credit Facility related to the foregoing matters. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 2.01      Completion of Acquisition or Disposition of Assets.

On October 26, 2012, the Company completed the acquisition of the business and certain assets of Middlebury, Indiana-based Middlebury Hardwoods, a major manufacturer and distributor of hardwood cabinet doors, components, fascia and other hardwood products for the recreational vehicle, manufactured housing, and residential kitchen cabinet industries.

The purchase price for Middlebury Hardwoods, net of typical operating liabilities assumed, was approximately $20.3 million.  The acquisition was funded through borrowings under the 2012 Credit Facility as referenced under Item 1.01 and included the acquisition of accounts receivable, inventory, prepaid expenses, machinery, equipment and vehicles, and land and buildings.  A copy of the Asset Purchase Agreement dated as of October 26, 2012, between Patrick Industries, Inc., Middlebury Hardwood Products, Inc. and its Shareholders (the “Asset Purchase Agreement”) is attached hereto as Exhibit 2.1 and incorporated herein by reference.

On October 29, 2012, the Company issued a press release announcing the completion of the acquisition of the business and certain assets of Middlebury Hardwoods.  A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Item 2.02      Results of Operations and Financial Condition.

On October 25, 2012, the Company issued a press release announcing operating results for the third quarter ended September 30, 2012.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Credit Agreement is incorporated herein by reference into this Section 2.03 of this Report.

Item 9.01      Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.  Financial Statements required by this Item in connection with the acquisition of Middlebury Hardwoods will be filed by amendment within the required time period.

(b)
Pro Forma Financial Information.  Pro forma financial information required by this Item in connection with the acquisition of Middlebury Hardwoods will be filed by amendment within the required time period.

(d)	Exhibits

Exhibit 2.1 - Asset Purchase Agreement, dated as of October 26, 2012, between Patrick Industries, Inc., Middlebury Hardwood Products, Inc. and its Shareholders*

Exhibit 10.1 - Credit Agreement, dated as of October 24, 2012, among Patrick Industries, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

Exhibit 10.2 - Security Agreement, dated as of October 24, 2012, among Patrick Industries, Inc., the other Grantors party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

Exhibit 99.1 - Press Release issued October 25, 2012.

Exhibit 99.2 - Press Release issued October 29, 2012.

*  Pursuant to Item 601(b) of Regulation S-K, the Exhibits and Schedules have been omitted from this Agreement.  The registrant will furnish a copy of any omitted Exhibit and Schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: October 30, 2012	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer

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